As filed with the Securities and Exchange Commission on October 29, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

STEREOTAXIS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3120386
(State of incorporation)	(I.R.S. Employer Identification No.)

4041 Forest Park Avenue St. Louis, Missouri 63108 (314) 615-6940
(Address of principal executive offices, including zip code, and telephone number)

Stereotaxis, Inc. 2004 Employee Stock Purchase Plan Stereotaxis, Inc. 2002 Stock Incentive Plan Stereotaxis, Inc. 2002 Non-Employee Directors' Stock Plan Stereotaxis, Inc. 1994 Stock Plan
(Full title of the plans)

Bevil J. Hogg
President and Chief Executive Officer Stereotaxis, Inc. 4041 Forest Park Avenue St. Louis, Missouri 63108 (314) 615-6940
(Name, address and telephone number, including area code, of agent for service)

Copies to:
James L. Nouss, Jr., Esq. Robert J. Endicott, Esq. Bryan Cave LLP One Metropolitan Square 211 North Broadway, Suite 3600 St. Louis, Missouri 63102 (314) 259-2000 (314) 259-2020(fax)

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $0.001 par value	4,048,190(2)	$8.10(3)	$32,773,185	$4,152
Common Stock $0.001 par value	211,109(4)	$6.11(5)	$1,289,876	$164
Common Stock $0.001 par value	710,306(6)	$2.93(7)	$2,081,197	$264
Common Stock $0.001 par value	277,777(8)	$8.84(9)	$2,455,549	$311
Total	5,247,382		$38,599,806	$4,891

(1)

Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.001 per share (the “Common Stock”), that become issuable under any of the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Represents 1,298,627 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Stereotaxis, Inc. 2002 Stock Incentive Plan (the “2002 Plan”) and 2,749,563 shares of Common Stock available for future grants under the 2002 Plan, which includes 2,499,999 shares that will become available for issuance under the 2002 Plan in equal portions on January 1 in each of 2005, 2006 and 2007 pursuant to the evergreen provision in the 2002 Plan.

(3)

This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following information: (a) for the 1,298,627 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the 2002 Plan, the Proposed Maximum Offering Price Per Share is $6.52 per share, which is the weighted average exercise price of the options granted under the 2002 Plan and (b) for the 2,749,564 shares of Common Stock available for future grants under the 2002 Plan, the average ($8.84) of the high ($9.09) and low ($8.59) prices for the Registrant's Common Stock reported by the Nasdaq National Market on October 27, 2004.

(4)

Represents 211,109 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Stereotaxis, Inc. 2002 Non-Employee Directors' Stock Plan (the “2002 Directors' Plan”).

(5)

This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee and is equal to the weighted average exercise price of the options granted under the 2002 Directors' Plan.

(6)	Represents 710,306 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Stereotaxis, Inc. 1994 Stock Plan (the “1994 Plan”).

(7)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee and is equal to the weighted average exercise price of the options granted under the 1994 Plan.

(8)	Represents 277,777 shares of Common Stock initially available for future grants under the Stereotaxis, Inc. 2004 Employee Stock Purchase Plan (the “ESPP”).

(9)

This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee and is based on the average ($8.84) of the high ($9.09) and low ($8.59) prices for the Registrant's Common Stock reported by the Nasdaq National Market on October 27, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.     Plan Information.

        Not required to be filed with this Registration Statement.

Item 2.     Registrant Information and Employee Plan Annual Information.

        Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

        The following documents previously filed with the Securities and Exchange Commission (the “SEC”) by Stereotaxis, Inc. (the “Company”), are incorporated by reference in this Registration Statement:

a)

the Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-115253), on August 12, 2004, which contains audited financial statements of the Company for the latest period for which such statements have been filed; and

b)

the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 2, 2004, including any subsequent amendment or report filed for the purpose of amending such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

        Not applicable.

Item 5.     Interests of Named Experts and Counsel.

        James L. Nouss, Jr., a partner of our legal counsel Bryan Cave LLP, is one of three managers of a private investment fund that owns 68,349 shares of the Company’s common stock, has an ownership interest in two other private investment funds that collectively own 164,844 shares of our common stock, and is also our corporate secretary.

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Item 6.     Indemnification of Directors and Officers.

        The Company’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Company’s certificate of incorporation provides that it may, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Company, or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the request of the Company.

        The Company’s amended and restated bylaws provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other law. The Company is not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; (ii) the proceeding was authorized by the Company’s board of directors; or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law. In addition, the Company’s bylaws provide that the Company may indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

        The Company has also entered into separate indemnification agreements with its directors that require it, among other things, to indemnify each of them against certain liabilities that may arise by reason of their status or service with the Company or on behalf of the Company, other than liabilities arising from willful misconduct of a culpable nature. The Company is not required to indemnify under the agreement for (i) actions initiated by the director without the authorization of consent of the board of directors; (ii) actions initiated to enforce the indemnification agreement unless the director is successful; (iii) actions resulting from violations of Section 16 of the Exchange Act in which a final judgment has been rendered against the director; and (iv) actions to enforce any non-compete or non-disclosure provisions of any agreement.

        The indemnification provided for above provides for reimbursement of all losses of the indemnified party including expenses, judgment, fines and amounts paid in settlement. The right to indemnification set forth above includes the right for the Company to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition in certain circumstances.

        The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that, despite such adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Item 7.     Exemption From Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

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Exhibit Number	Document

10.1*	1994 Stock Option Plan

10.2*	2002 Stock Incentive Plan

10.3*	2004 Employee Stock Purchase Plan

10.4*	2002 Non-Employee Directors' Stock Plan

5.1	Opinion of Bryan Cave LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bryan Cave LLP (contained in Exhibit 5.1)

24.1	Power of Attorney

*	Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-115253).

Item 9.     Undertakings.

    (a)        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)        To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

          (iii)        To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on this 29th day of October 2004.

STEREOTAXIS, INC.

By:	/s/ JAMES M. STOLZE
James M. Stolze Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ FRED A. MIDDLETON*	Chairman of the Board of Directors	October 29, 2004
Fred A. Middleton

/s/ BEVIL J. HOGG*	President, Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2004
Bevil J. Hogg

/s/ CHRISTOPHER ALAFI*	Director	October 29, 2004
Christopher Alafi

/s/ JOHN C. APLIN*	Director	October 29, 2004
John C. Aplin

/s/ RALPH G. DACEY, JR.*	Director	October 29, 2004
Ralph G. Dacey, Jr.

/s/ GREGORY R. JOHNSON*	Director	October 29, 2004
Gregory R. Johnson

/s/ WILLIAM M. KELLEY*	Director	October 29, 2004
William M. Kelley

	Director	October 29, 2004
Randall D. Ledford

Signature	Title	Date
/s/ ABHIJEET LELE*	Director	October 29, 2004
Abhijeet Lele

/s/ WILLIAM C. MILLS III*	Director	October 29, 2004
William C. Mills III

	Director	October 29, 2004
David J. Parker

/s/ JAMES M. STOLZE	Vice President and Chief Financial	October 29, 2004
James M. Stolze	Officer (Principal Financial and Accounting Officer)

*By:	/s/ JAMES M. STOLZE
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Document

10.1*	1994 Stock Option Plan

10.2*	2002 Stock Incentive Plan

10.3*	2004 Employee Stock Purchase Plan

10.4*	2002 Non-Employee Directors' Stock Plan

5.1	Opinion of Bryan Cave LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bryan Cave LLP (contained in Exhibit 5.1)

24.1	Power of Attorney

*	Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-115253).